Exhibit 2(d)

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO

SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

The following description of the material terms of the share capital of Digihost Technology Inc. (the “Corporation,” “we,” “us” and “our”) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Corporation’s Articles of Incorporation, as amended from time to time (the “Articles”), which are incorporated by reference as an exhibit to our Annual Report on Form 20-F of which this Exhibit 2(d) is a part.

Register, Entry Number and Purposes

The Corporation was originally incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on February 18, 2017 under the name Chortle Capital Corp. and later changed its name to HashChain Technology Inc. (“HashChain”) on September 18, 2017. HashChain was subject to a reverse takeover by Digihost International Inc., which closed on February 14, 2020 (the “RTO”). Upon closing of the RTO, HashChain filed articles of amendment to rename itself Digihost Technology Inc. Our Articles became effective on February 18, 2017.

Our corporation number is BC1107842. The Articles do not contain a statement of the Corporation’s objects and purposes.

Authorized Share Capital

The authorized capital of the Corporation consists of an unlimited number of SV Shares without par value and an unlimited number of PV Shares without par value. PV Shares are not currently traded on an exchange or registered with the U.S. Securities and Exchange Commission. PV Shares may be converted into SV Shares at a ratio of 200 SV Shares for every PV Share, as described in further detail below.

Alteration of Rights, Privileges, Preferences and Obligations

Under the Articles, the alteration of the rights, privileges, preferences or obligations of any class of the Corporation’s shares may be done by resolution of the Corporation. A resolution of the Corporation to alter any of the rights, privileges, preferences or obligations of any class of the Corporation’s shares requires approval of the shareholders by a special resolution at a meeting of shareholders. The majority of votes required for the Corporation to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

SV Shares

The Corporation’s SV Shares are issued in registered form. Each holder of SV Shares is entitled to receive notice of and to attend all meetings of shareholders of the Corporation. Holders of SV Shares are entitled to one (1) vote per SV Share on all matters subject to shareholder vote, voting together as a single class with holders of PV Shares, except as otherwise prohibited by law.

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of SV shares will be entitled to participate ratably along with all other holders of SV Shares and PV Shares (on an as-converted basis).

The holders of SV Shares have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu as to dividends and any declaration or payment of any dividend on the SV Shares.

The Corporation’s SV Shares are not subject to and do not have any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

PV Shares

The Corporation’s PV Shares are issued in registered form. Holders of PV Shares are entitled to receive notice of and to attend all meetings of shareholders of the Corporation. Holders of PV Shares are entitled to one vote in respect of each SV Share into which such PV Share could then be converted, which, for greater certainty, is equal to two-hundred (200) votes per PV Share, on all matters subject to shareholder vote, voting together as a single class with holders of SV Shares, except as otherwise prohibited by law.

Holders of PV Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all PV Shares into SV Shares) as to dividends and any declaration or payment of any dividend on the SV Shares. No dividend will be declared or paid on the PV Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the SV Shares.

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of PV Shares will be entitled to participate ratably along with all other holders of PV Shares (on an as-converted basis) and SV Shares.

Each PV Share is convertible at the option of the holder thereof at any time after the date of issuance of such share into fully paid and non-assessable SV Shares.

Except as otherwise provided herein, the PV Shares and SV Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

Restrictions on Transfer

No PV Share may be transferred by the holder thereof unless such transfer is to an immediate family member (“Immediate Family Member”) or is a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by such holder or Immediate Family Members of such holder or which such holder or Immediate Family Members of such holder are the sole beneficiaries thereof (in each case, a “Permitted Transfer”). In order to be effective, any Permitted Transfer shall require the prior written consent of the Corporation. For greater clarity, “Immediate Family Member” means with respect to any individual, each parent (whether by birth or adoption), spouse (including if such person is legally married to such individual, lives in civil union with such individual or is a common law partner with such individual, as defined in the Income Tax Act (Canada), as amended), child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons. For greater certainty, a person who was a spouse of an individual within the meaning of this paragraph shall continue to be considered a spouse of such individual after the death of such individual.

No PV Shares shall be transferred by any holder thereof pursuant to an exclusionary offer (“Exclusionary Offer”) unless, concurrently with the Exclusionary Offer, an offer to acquire SV Shares is made that is identical to the Exclusionary Offer in terms of price per share (calculated for the PV Shares on an as-converted basis), percentage of outstanding shares to be taken up (exclusive of the Corporation’s shares owned immediately before the Exclusionary Offer by the offeror) and in all other material respects. For greater clarity, an “Exclusionary Offer” means an offer to purchase PV Shares which must be made, by reason of applicable securities legislation or by the rules or policies of a stock exchange on which any shares of the Corporation are listed, to all or substantially all holders of PV Shares (and not, for greater certainty, to the holders of SV Shares).

Limitations on Ownership of Securities

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote the issued shares under the laws of Canada or the Province of British Columbia or in the Articles.

Change in Control

There are no provisions in the Articles or under applicable corporate law that would have the effect of delaying, deferring or preventing a change in the control of the Corporation, or that would operate with respect to any proposed merger, acquisition or corporate restructuring involving the Corporation or any of its subsidiaries.

Ownership Threshold

For as long as the Corporation remains a reporting issuer (as defined under the Securities Act (British Columbia)), there are no provisions in the Articles or under applicable corporate law requiring share ownership to be disclosed. Securities legislation in Canada requires that shareholder ownership (as well as ownership of an interest in, or right or obligation associated with, a related financial instrument of a security of the Corporation) must be disclosed once a person becomes a reporting insider as such term is defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions, which includes any person who beneficially owns or has control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all the reporting issuer’s outstanding voting securities on a partially diluted basis. This threshold is higher than the 5% threshold under U.S. securities legislation at which stockholders must report their share ownership.

Changes to Capital

There are no conditions imposed by the Articles governing changes in the capital where such conditions are more significant than is required by the corporate laws of the Province of British Columbia for as long as the Corporation is a public company. Otherwise, Section 26.2 of the Articles provides that, if the Corporation ceases to be a public company and statutory reporting company provisions do not apply, no share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Directors

Article 17 of the Articles concerns a director’s disclosable interest (as defined in the BCBCA and described below) in contracts or transactions into which the Corporation has entered or proposes to enter. Article 17.2 provides that a director who holds such a disclosable interest is not entitled to vote on any directors’ resolution to approve such contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Pursuant to the BCBCA, a director holds a disclosable interest in a contract or transaction if (a) the contract or transaction is material to the Corporation, (b) the Corporation has entered, or proposes to enter, into the contract or transaction, (c) either the director has a material interest in the contract or transaction or the director is a director or senior officer of, or has a material interest in, an entity that has a material interest in the contract or transaction and (d) the interest is known by the director or reasonably ought to have been known. Pursuant to the BCBCA, a director does not have a disclosable interest in a number of prescribed situations, including without limitation in respect of a contract or transaction merely because the contract or transaction relates to the remuneration of the director in that person’s capacity as a director of the Corporation.

Article 13.3 of the Articles deals with vacancies on the Board. The directors may act notwithstanding any vacancy in the Board, but if the Corporation has fewer directors in office than the number set pursuant to the Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or summoning a meeting of shareholders for the purpose of filling any vacancies on the Board or, subject to the BCBCA, for any other purpose.

Article 18.10 of the Articles deals with the necessary quorum. The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Article 8 of the Articles deals with borrowing powers. The Corporation, if authorized by the directors, may: (1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person and at such discounts or premiums and on such other terms as they consider appropriate; (3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and (4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Corporation.

Qualifications of Directors

The Articles do not specify a retirement age for directors. Similarly, under the Articles, a director is not required to hold a share in the capital of the Corporation as qualification for his or her office but must be qualified as required by the BCBCA to become, act or continue to act as a director.

Section 124 of the BCBCA provides that an individual is not qualified to become or act as a director of a company if that individual is:

1.	under the age of 18 years;

2.	found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise;

3.	an undischarged bankrupt; or

4.	convicted in or out of the Province of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless:
a.	the court orders otherwise;

b.	5 years have elapsed since the last to occur of:

i.	the expiration of the period set for suspension of the passing of sentence without a sentence having been passed;

ii.	the imposition of a fine;

iii.	the conclusion of the term of any imprisonment; and

iv.	the conclusion of the term of any probation imposed; or

c.	a pardon was granted or issued, or a record suspension ordered, under the Criminal Records Act (Canada) and the pardon or record suspension, as the case may be, has not been revoked or ceased to have effect.

A director who ceases to be qualified to act as a director of the Corporation must promptly resign.

Section 120 of the BCBCA provides that every company must have at least one director and a public company must have at least three directors.

Shareholder Meetings

Pursuant to the BCBCA, as supplemented or modified by the Articles, where permitted: (i) a general meeting of shareholders may be held in or outside of British Columbia as determined by a resolution of the directors; (ii) the Corporation must hold its first general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at a meeting of shareholders, the directors may set a date as the record date for that determination, provided that such date shall not precede by more than 2 months (or, in the case of a general meeting requisitioned by shareholders under the BCBCA, by more than 4 months) (or, pursuant to Article 10.4 and 10.5 of the Articles, be less than 21 days before the date on which the meeting is to be held for so long as the Corporation is a public company); (iv) a quorum for the transaction of business at a meeting of shareholders of the Corporation is two shareholders who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to vote at the meeting; (v) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting; and (vi) the court may, on its own motion or on the application of the Corporation, upon the application of a director or the application of a shareholder entitled to vote at the meeting: (a) order that a meeting of shareholders be called, held and conducted in a manner that the court considers appropriate; and (b) give directions it considers necessary as to the call, holding and conduct of the meeting.

4